Exhibit 99.1

Perfect Moment and World’s #1 Scotch Whisky, Johnnie Walker, Host Exclusive Après-Ski Experiences in Hokkaido, Japan, and Deer Valley, Utah

●	Luxury lifestyle brand, Perfect Moment, and global leader in beverage alcohol, Diageo, debut Johnnie Walker Blue Label Ice Chalet Scotch Whisky at global après-ski events.
●	Perfect Moment’s Ice Chalet skiwear line takes center stage, elevating the luxury skiwear and lifestyle brand which fuses technical excellence with fashion-led designs.
●	Events marquee award-winning global film and fashion icon, Priyanka Chopra Jonas, engaging millions of her ardent fans worldwide.

LONDON—March 17, 2025—Perfect Moment Ltd. (NYSE American: PMNT), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, continued its co-marketing campaign with the world’s #1 scotch whisky maker, Johnnie Walker, with the hosting of major experiential events in Hokkaido, Japan and Deer Valley, Utah.

The Deer Valley events included the takeover of the St. Regis Deer Valley Mountain resort, including window displays and lobby areas, along with several après-ski events, ice sculpture installations and other immersive après-ski experiences.

In Hokkaido, Johnnie Walker and Perfect Moment hosted an immersive pop-up experience at Japan’s renowned winter resort, Niseko, including exclusive VIP gatherings and experiential events.

The events featured award-winning global film and fashion icon, Priyanka Chopra Jonas, who has engaged millions of her ardent fans in the global campaign.

“These intercontinental Ice Chalet-themed celebrations have greatly elevated the Johnnie Walker and Perfect Moment brands among many influential participants,” noted Perfect Moment president and chief creative officer, Jane Gottschalk.

“These quintessential après-ski moments brought together great fashion with good friends, accompanied by exceptional drink,” added Gottschalk. “Our collaboration with Johnnie Walker and Priyanka created exciting, memorable après-ski experiences for those who seek the very best life has to offer.”

The collaborative marketing campaign for Johnnie Walker Blue Label Ice Chalet officially launched last October, beginning with an integrated media campaign shared across the social media channels of Perfect Moment, Johnnie Walker, and Priyanka Chopra Jonas.

Earlier Events and Media Features

Priyanka Chopra Jonas captivated major publications in exclusive October interviews published in WWD, Grazia USA, Forbes, InStyle, Esquire, and W Magazine, where she shared insights into her collaboration with Johnnie Walker and Perfect Moment.

The campaign took center stage at a press launch event in October at Le Chalet at Saks Fifth Avenue in New York. The event featured VIPs from across the fashion, film, and spirits worlds who came together to celebrate the launch of Johnnie Walker Blue Label Ice Chalet.

From October 28 to November 3 at Selfridges in London, Perfect Moment and Johnnie Walker took over key spaces that included a virtual immersive experience. A VIP event followed on October 29, alongside a Perfect Moment styling session on October 30. These activations led to a prominent window display installation at Selfridges which launched on November 7. See YouTube video highlighting the event here.

The campaign extended into November with out-of-home advertising that included a landmark takeover at the famed Marble Arch in London that amplified Perfect Moment’s presence across the UK.

The November campaign has also featured the cover shot of award-winning actor, Zhang Wanyi, for L’Officiel Hommes, the luxury fashion and lifestyle magazine for men.

About Johnnie Walker

Johnnie Walker is the world’s #1 Scotch Whisky brand (IWSR 2023) and the world’s number one International Spirits Brand (IWSR 2023 Relative Market Share), which is enjoyed by people in over 180 countries around the world. Since the time of its founder, John Walker, those who blend its whiskies have pursued flavor and quality above all else.

Today’s range of award-winning whiskies includes Johnnie Walker Red Label, Blonde, Black Label, Double Black, Green Label, Gold Label Reserve, Aged 18 Years, and Blue Label. Together they account for over 22 million cases sold annually (IWSR, 2023). Johnnie Walker is also the number one best-selling Scotch and number one trending Scotch (Drinks International, 2024). For more information about Johnnie Walker, visit johnniewalker.com.

About Diageo

Diageo is a global leader in beverage alcohol with an outstanding collection of brands including Johnnie Walker, Crown Royal, J&B, Buchanan’s, Smirnoff and Cîroc vodkas, Captain Morgan, Baileys, Don Julio, Tanqueray and Guinness.

Diageo is listed on both the London Stock Exchange (DGE) and the New York Stock Exchange (DEO) and our products are sold in more than 180 countries around the world. For more information about Diageo, our people, our brands, and performance, visit us at www.diageo.com. Visit Diageo’s global responsible drinking resource, www.DRINKiQ.com, for information, initiatives, and ways to share best practice.

About Perfect Moment

The Perfect Moment brand was born in 1984 in the mountains of Chamonix, France. The Perfect Moment brand was relaunched by Max and Jane Gottschalk in 2012 and was acquired by the company in 2017 and 2018. Perfect Moment is a high-performance luxury skiwear and lifestyle brand. It blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand was built on a sense of adventure that has sustained for over 20 years. Donard, fueled by his personal experiences, was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Perfect Moment’s skiwear offerings address the high-growth global luxury ski apparel market which reached $1.7 billion in 2024 and is projected to grow at a compound annual growth rate (CAGR) of 6.2% from 2024 to 2032, according to Business Research Insights. They also address the luxury outerwear which was estimated to total $17.9 billion in 2024 and forecasted to increase at a 6.7% CAGR from 2024 to 2032, according to Business Research Insights.

Learn more at www.perfectmoment.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the section titled “Risk Factors” in the final prospectus for our initial public offering and in our Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact